Exhibit 10.80

AMENDMENT NUMBER FOUR

to the

MASTER REPURCHASE AGREEMENT

dated as of September 14, 2015

among

BARCLAYS BANK PLC

and

PENNYMAC CORP.

and

PENNYMAC LOAN SERVICES, LLC

and

PENNYMAC MORTGAGE INVESTMENT TRUST

This AMENDMENT NUMBER FOUR (this “Amendment”) is made as of this 24th day of March, 2017, by and among Barclays Bank PLC (the “Purchaser” and the “Agent”), PennyMac Mortgage Investment Trust (the “Guarantor”), PennyMac Loan Services, LLC (the “Servicer”) and PennyMac Corp. (the “Seller”), and amends that certain Master Repurchase Agreement, dated as of September 14, 2015, as amended by Amendment Number One, dated as of August 31, 2016, Amendment Number Two, dated as of September 29, 2016 and Amendment Number Three, dated as of December 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among the Purchaser, the Agent, the Guarantor, the Servicer and the Seller.

WHEREAS, the Purchaser, the Agent, the Guarantor, the Servicer and the Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendment. Effective as of the date hereof,

(a)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Loan Agreement” in its entirety and replacing such term with the following:

“Loan Agreement” means (i) that certain Loan and Security Agreement, dated as of September 14, 2015, by and among the Seller, as borrower thereunder, the Purchaser, as lender thereunder and Guarantor, as guarantor thereunder as amended, restated, supplemented or otherwise modified from time to time, (ii) that certain Loan and Security Agreement, dated as of March 24, 2017, by and among the Seller, as a borrower thereunder, PennyMac Holdings, LLC as a borrower thereunder, the Purchaser, as lender thereunder and Guarantor, as guarantor thereunder as amended, restated, supplemented or otherwise modified from time to time, or (iii) both of them as the context may require.

(b)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “MSR Facility Borrowed Amount” in its entirety and replacing such term with the following:

“MSR Facility Borrowed Amount” means the aggregate outstanding amount borrowed under the Loan Agreements, as of any date of determination.

(c)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Termination Date” in its entirety and replacing such term with the following:

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the termination of the Mortgage Loan Participation Purchase and Sale Agreement, (iii) the termination of the last outstanding Loan Agreement and (iv) at the option of Purchaser, the occurrence of an Event of Default under this Agreement after the expiration of any applicable grace period.

SECTION 2.Fees and Expenses.  Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 23 of the Repurchase Agreement.

SECTION 3.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.Limited Effect.  Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.Representations. In order to induce Purchaser to execute and deliver this Amendment, each of the Guarantor, the Servicer and the Seller hereby represents to Purchaser that as of the date hereof, (i) each of the Guarantor, the Servicer and the Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof and (ii) no default or event of default has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.Miscellaneous.

(a)This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Purchaser, the Agent, the Servicer, the Guarantor and the Seller have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
as Purchaser and Agent

By:	/s/ Ellen Kiernan
	Name:	Ellen Kiernan
	Title:	Director

PENNYMAC CORP.,
as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST,
as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PENNYMAC LOAN SERVICES, LLC,
as Servicer

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer